Exhibit 10.28

Amendment

of the

Agreement on the Establishment

of a Snake Farm and Purification Unit

The following new version of the article 6 replaces article 6 from 6.1 to 6.7 of the agreement signed January 18, 2006

Article 6

Financial Obligations of the Parties

6.1	As of the Effective Date, the costs for Part I of the Project are estimated at EURO 4,500,000.00 (in words: EURO Four Million Five Hundred Thousand), and for Part II of the Project at EURO 1,500,000.00 (in words: EURO One Million Five Hundred Thousand), totaling EURO 6,000,000.00 (in words: EURO Six Million) for completion of the Ancrod Facilities.

6.2	NTI has made a down payment of EURO 1,000,000.00 (in words EURO One Million). Upon completion of the snake farm at Nordmark’s facilities in full compliance with Exhibit A, Nordmark shall deliver an invoice to NTI for an additional payment of EURO 1,000,000.00 (in words EURO One Million). Subject to NTI’s agreement that the snake farm has been completed in accordance with Exhibit A, such invoice shall be payable by NTI within thirty (30) days after receipt of such invoice. Notwithstanding anything to the contrary in this Art. 6.2 or otherwise in this Snake Agreement, if this Snake Agreement is terminated before a total of EURO 2,000,000.00 (in words EURO Two Million) is incurred in connection with the Ancrod Facilities, then within thirty (30) days after the date of termination of this Snake Agreement, Nordmark shall refund to NTI the difference between (a) and (b) below, wherein:

(a) is the amount paid by NTI prior to the termination date in accordance with this Art. 6.2 (i.e., EURO 2,000,000.00 (in words EURO Two Million) or EURO 1,000,000.00 (in words EURO One Million) and

(b) is the actual demonstrable amount reasonably incurred in connection with the Ancrod Facilities prior to the termination date.

For the avoidance of doubt, except in the event that NTI is required to make the Contingent Additional Consideration Payment pursuant to Art 6.3 below, NTI shall not be required to make any payments for the Ancrod Facilities other than the payments set forth in this Art 6.2 (i.e., a maximum of EURO 2,000,000,00 (in words EURO Two Million), regardless of the actual costs of completing the Ancrod Facilities.

6.3	Nordmark shall assume responsibility for all costs incurred in connection with establishment of the Ancrod Facilities that exceed the total of the down payment amount and the additional payment amount to be paid by NTI in accordance with Art. 6.2 (i.e., EURO 2,000,000.00 (in words EURO Two Million). Notwithstanding anything to the contrary in this Art. 6.3. The following conditions that may trigger a “Contingent Additional Consideration Payment” are subject to further discussion by the Parties: – if (a) NTI fails to obtain at least one Registration for a Medicinal Product containing Ancrod before the end of calendar year 2010; or (b) NTI expressly abandons development and/or commercialization of the Viprinex product in the United States and Europe before the end of calendar year 2010; or (c) after good faith negotiations, NTI and Nordmark fail to execute a separate agreement for Nordmark’s commercial manufacture and supply of GMP-grade Ancrod pursuant to Article 9 before the end of calendar year 2010, then NTI shall pay to Nordmark an additional consideration payment in an amount calculated as following:

(y) the total cost of the Ancrod Facilities (which shall be the smaller of (i) and (ii) below, wherein:

(i) is EURO 6,000,000.00 (in words EURO Six Million), the estimated costs set forth in Art. 6.1; and

(ii) is the actual, demonstrable cost reasonably incurred by Nordmark in establishing the Ancrod Facilities as of the date that a condition set forth in any of clauses (a-c) above is fulfilled; and

(z) the amount that is equal to eighty percent (80%) of the cost set forth in (y).

The Contingent Additional Consideration Payment shall be the amount of (z) minus EURO 2,000,000 (in words EURO two Million) (see Exhibit C for various calculations).

If such Contingent Additional Consideration Payment becomes payable by NTI in accordance with this Art. 6.3, it shall be paid in consideration of Nordmark’s inability to realize the full benefits of the Ancrod Facilities. In the event that NTI provides written notice to Nordmark that NTI has failed to obtain at least one Registration for a Medicinal Product containing Ancrod before the end of calendar year 2010, or that NTI is abandoning development and/or commercialization of the Viprinex product in the United States and Europe before the end of calendar year 2010, then Nordmark thereafter shall use its commercially reasonable efforts to avoid incurring further costs (for example, by cancelling commitments and/or returning materials) and to mitigate any costs incurred in connection with the Project, the Ancrod Facilities and this Snake Agreement. For the avoidance of doubt, NTI shall not be obligated to pay to Nordmark a Contingent Additional Consideration Payment pursuant to this Art. 6.3 if Nordmark’s acts or omissions in connection with the Project, this Snake Agreement or the Cooperation Agreement contributed to NTI’s failure to meet the conditions set forth in clauses (a) or (c) above.

6.4	If NTI is required to pay to Nordmark a Contingent Additional Consideration Payment pursuant to Art. 6.3, and if, during the period commencing on the date that Nordmark

2

receives such Contingent Additional Consideration Payment and ending on the second anniversary of such receipt date, Nordmark sells or leases all or part of the Ancrod Facilities, or uses all or part of the Ancrod Facilities to provide services to a third party(ies), then Nordmark shall pay to NTI twenty-five percent (25%) of the consideration received by Nordmark for such sale(s), lease(s) and/or services (as applicable); provided that the maximum total payment(s) to NTI pursuant to this Art 6.4 shall not exceed EURO 2,000,000:00 (in words EURO Two Million).

6.5	Until Nordmark commences commercial manufacture of GMP grade Ancrod, NTI will reimburse Nordamrk’s “fully loaded costs connected with the operation of the snake farm and the purification unit. The definition of the “fully loaded costs” shall be mutually agreed by the parties within 60 days after the Effective Date.

6.6	Nordmark shall invoice the fees to NTI monthly, the invoices are payable within 30 days after receipt of the invoice.

6.7	Nordmark may request that, at its cost, the auditor who audits Nordmark’s annual financial accounts, controls and confirms for NTI whether the fees charged to NTI have been calculated in compliance with this Agreement.

Uetersen, July 5th, 2006

Neurobiological Technologies, Inc.	Nordmark Arzneimittel GmbH & Co. KG

Paul E. Freiman President and CEO	/s/ Franz J. Empl Franz J. Empl President and CEO	/s/ Manfred Kurfürst Manfred Kurfürst PhD Head of Business Unit Biology

3

EXHIBIT A

Specifications, Activities, Responsibilities, Estimated Expenses and Schedules

for Completion of Part I and Part II of the Project

Exhibit A (page 1 of 3)

Technical Specifications of Snake Farm

Parameter	Spezification
Air Filter	Prefilter F6
Filter H14

Particle	max. 3.500.000 particle/m3 (≥ 0,5 µm)
max. 20.000 particle/m3 (≥ 5,0 µm)

Temperature	min. 26º C
max. 30º C

Humidity	71% - 88% r.h.

Air Changes	10 - 15

Differential Pressure	30 Pa

Exhibit A (page 2 of 3)

Project schedule and activities

Project “Building a snake farm”

CHART

Exhibit A (page 3 of 3)

Estimated Expenses of Snake Farm

Equipment	680 T	€

Construction (Shell)	590 T	€

Construction (Interior)	550 T	€

Construction (Exterior)	300 T	€

Media	30 T	€

HVAC-System	1.050 T	€

Technical	740 T	€

Engineering	225 T	€

Power Supply	190 T	€

Authority Approvals	15 T	€

Unforeseeable	130 T	€

	4.500 T	€

Exhibit B

1.	Temporary solution until the snakefarm is established, relating to article 3

The temporary solution cannot be done by Abbott GmbH & Cc. KG Ludwigshafen to realise the possibility to keep NTI Malayen pit viper snakes until the Nordmark snakefarm is established. Nordmark will erect for this time a special container unit (see attachment 1).

The investment cost will be approx. 550 T€

• Prefabricated containers	450
• Foundation	50
• Utilities (Electric, water)	40
• Others (Planning etc.)	10

550

Nordmark guaranties all provisions agreed in the contract regarding the housing of the Malayen pit vipers also for this case.

The investment will be totally done on Nordmarks behalf.

From May 1st, 2006 beginning of validation and GMP approval until December 31st, 2006 NTI will pay a monthly rent fee by 45 T€. The fee is invoiced through Nordmark monthly in advanced and payable within 10 days.

All other costs for the temporary solution are included as described in the contract, article 6, sequence 6.5 in the “fully loaded costs” until the start of the commercial manufacture of GMP grade Ancrod. For the definition of the fully loaded costs see separate specification.

2	Definition of “fully loaded costs”:

Direct costs:

•	Personnel

•	Energy, water, waste water

•	Validation

•	Monitoring

•	Maintenance

•	Cleaning

•	Insurance

•	Material

Indirect costs:

Nordmark services:

•	Purchasing

•	Warehousing

•	Quality control

•	Human resources

•	Finance

•	Reporting

•	Management

•	Depreciation

Uetersen, March 8th, 2006

Neurobiological Technologies Inc.	Nordmark Arzneimittel GmbH & Co. KG

/s/ Paul E. Freiman	/s/ Peter Tonne
Paul E. Freiman	Mr. Peter Tonne, Ph.D.
President & CEO 3/14/06

/s/ Stephen Petti
Mr. Stephen Petti

/s/ Jonathan R. Wolter
Jonathan R. Wolter 3/14/06
VP & CFO

9